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                                                                   EXHIBIT 10(Y)

                                    AGREEMENT

         This AGREEMENT (the "Agreement") is entered into as of December 23, 2003, by and between Claire's Stores, Inc., a Florida corporation (the "Company"), and Rowland Schaefer ("Executive").

         WHEREAS, on December 4, 2002, the Company and Executive entered into an Employment Agreement, as amended by that certain Clarification of Employment Agreement dated April 30, 2003 (collectively, the "Employment Agreement"), governing the terms of Executive's employment as Chief Executive Officer and Chairman of the Board of Directors of the Company;

         WHEREAS, Executive has been on a medical leave of absence, which is scheduled to expire in November 2003;

         WHEREAS, the Company believes that it is in the best interest of the Company and its shareholders that, in lieu of Executive resuming his positions as Chief Executive Officer and Chairman of the Board of the Company when his medical leave of absence expires, Executive's Employment Agreement be terminated and Executive be provided a retirement package, on the terms and conditions set forth in this Agreement;

         WHEREAS, the retirement package is provided to Executive in consideration of the early termination of the Employment Agreement and Executive's exceptional contributions as the visionary and spiritual leader of the Company and to the growth and success of the Company for over thirty years;

         WHEREAS, the Company will continue to benefit from the valuable input and expertise of Executive through consulting services, his role as Chairman Emeritus and use of his image and likeness.

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         NOW, THEREFORE, in exchange for good and adequate consideration, the adequacy of which is hereby specifically acknowledged, the parties agree as follows:

         1. Recitals. The Company and Executive acknowledge that all of the foregoing Recitals are true and correct.

         2.       Termination of Employment Agreement; Continued Services.

                  (a) Executive hereby resigns as Chief Executive Officer and Chairman of the Board of Directors of the Company, and all other positions currently held by Executive with the Company, including his position as President of the Company, and all positions as an officer and director of any subsidiary of the Company, and the Company agrees to accept that resignation, effective November 30, 2003 (the "Retirement Date"). The Company and Executive each acknowledge and agree that, with the exception of Section 6 of the Employment Agreement, which is incorporated herein by reference, or as otherwise expressly set forth herein, the Employment Agreement shall terminate and be of no further force and effect as of the Retirement Date.

                  (b) As of the Retirement Date and for as long as Executive's health permits, Executive shall (i) provide consulting services to the Company on an "as-needed" basis and at no additional cost to the Company, except for reimbursement of Executive's ordinary and customary business expenses, including travel and entertainment expenses, and (ii) serve as "Chairman Emeritus" of the Company's Board of Directors at no additional cost to the Company, except for reimbursement of Executive's ordinary and customary business expenses incurred in serving as Chairman Emeritus, including, but not limited to travel for attendance at Board and Annual Shareholder meetings. The reimbursements provided for in this Section 2(b) shall be subject to such rules and guidelines as the Company may from time to time adopt with

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respect to the reimbursement of expenses of executive personnel, including, without limitation, Executive's accounting to the Company in writing for all expenses for which reimbursement is sought and Executive's providing to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

         3. Compensation and Continued Benefits. In consideration for the termination of the Employment Agreement (and not in consideration for the consulting services or the Chairman Emeritus appointment referenced in Section 2 hereof):

                  (a) the Company shall pay to Executive (to an account designated by Executive in writing to the Company) (i) an annual amount of One Million Dollars ($1,000,000), payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes, and (ii) an annual amount of Three Hundred Thousand Dollars ($300,000), subject to appropriate withholding and other taxes; in each case for a period of five (5) years from the Effective Date; provided, that, in the event of Executive's death prior to the expiration of such five (5) year period, such amounts shall be paid to Executive's Designated Beneficiary (as defined in Section 7 of this Agreement) until the expiration of the Designated Period (as defined in Section 7 of this Agreement);

                  (b) the Company shall continue to provide, and Executive shall continue to participate, on the same terms and conditions that were in effect with respect to Executive immediately prior to the Retirement Date, in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any other plans as are presently and hereafter offered by the Company to its executive personnel until his death, except that Executive shall no longer be entitled to participate in any Company contributions to pension, 401(k), deferred compensation or profit sharing plans sponsored by the Company. In addition,

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the Company shall provide for the lifetime medical coverage for Executive's wife, Sylvia Schaefer, at no cost to Executive or Executive's wife;

                  (c) with respect to the Company's fiscal year ending January 31, 2004, Executive shall receive Incentive Compensation pursuant to and in accordance with the terms and conditions set forth in the Claire's Stores, Inc. 2000 Incentive Compensation Plan for Rowland Schaefer (the "2000 Incentive Plan"), the amount of which shall be determined as if Executive continued to be employed with the Company until the last day of that fiscal year. Executive shall not be entitled to receive any benefits under the 2000 Incentive Plan with respect to the Company's fiscal years commencing on or after the Retirement Date; and

                  (d) effective as of the Retirement Date, provided that the applicable milestones have not then been satisfied, Executive shall no longer be entitled to any unearned portion of the "Transition Bonus" or any unearned portion of the "Additional Compensation" described respectively in Sections 3.2(a) and 3.3 of the Employment Agreement.

         4. Company Property/Working Facilities. During his lifetime, the Company shall, consistent with past practices, continue to (a) provide Executive with an automobile comparable to the automobile currently provided to the Executive and pay all expenses associated therewith, and (b) allow Executive to use the Company's apartment in New York City, New York. In addition, Executive will be provided with two (2) offices, one (1) in Florida and one (1) in New York City, New York, as well as a secretary to support his activities as Chairman Emeritus, so long as he is serving in such capacity, in a manner substantially consistent with office space and secretarial support provided to Executive prior to the Retirement Date.

         5. Stock Options. During the term of Executive's employment with the Company, Executive was granted options to purchase shares of common stock of the Company, including

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the options set forth on Exhibit A (the "Options"). In consideration for entering into this Agreement, the Company and Executive shall amend the Options to provide that all Options will vest as of the Retirement Date. The Executive acknowledges that, in accordance with the terms of the Options, the Options must be exercised within 90 days of the Retirement Date or, otherwise, the Options shall terminate.

         6. Taxes. To the extent that any payments provided under of this Agreement are subject to any applicable federal, state, foreign, and local income, excise or other taxes, Executive agrees to pay such taxes and not to seek reimbursement or indemnification for such amounts from the Company. The Company shall withhold any amounts required by law from such payment.

         7. Designated Beneficiary; Designated Period. Any payment to which Executive is entitled under this Agreement shall, in the event of his death, be paid in accordance with the written instructions delivered by the Executive to the Company on the date hereof. As used herein, Designated Period shall mean the earlier to occur of (x) two years from the date of death of Executive, or (y) the five-year anniversary date of the Retirement Date.

         8. Integration of Employment Agreement. As of the Effective Date of this Agreement, Executive and the Company agree that this Agreement shall supersede and replace:

                  (a) all Executive's benefits and rights under the Employment Agreement, other than any benefits and rights (i) under any stock options agreements, as modified hereby; (ii) under the Claire's Stores, Inc. 401(k) Plan; (iii) expressly set forth and restated herein, and (iv) pertaining to indemnification of Executive as an officer or director under Florida Statutes Chapter 607; and

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                  (b)      all Executive's duties and obligations under the
Employment Agreement, other than (i) any services to be provided pursuant to
Section 2 of this Agreement, and (ii) Executive's obligation to adhere to the Restrictive Covenants and other provisions set forth in Section 6 of the Employment Agreement, which are incorporated herein by reference.

         9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without application of any conflicts of laws principles. Executive waives any plea of jurisdiction as not being resident of, or being located in or conducting business in, Broward County, Florida.

         10. Provision Deemed Invalid. Should any of the provisions herein be determined to be invalid by a court of competent jurisdiction, it is agreed that this shall not affect the enforceability of the other provisions herein and the parties shall negotiate the invalidated provision or provisions in good faith to effectuate its or their purpose and to conform it or them to law.

         11. Waiver. The waiver by any party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach of any party.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and Executive with respect to such subject matter; provided that, notwithstanding the foregoing, the Restrictive Covenants and other provisions set forth in Section 6 of the Employment Agreement are incorporated herein by reference. This Agreement may not be modified in any way, except by a written instrument executed by each of the Company and Executive.

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         13.      Arbitration.

                  (a) Exclusive Remedy. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Executive's services with the Company or out of this Agreement, or Executive's termination of services or termination of this Agreement, may not be in the best interests of either Executive or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to Executive's services, or to the negotiation, execution, performance or termination of this Agreement or Executive's services, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Employee Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment shall be resolved by arbitration in the Broward County, Florida area, in accordance with the National Employment Arbitration Rules of the American Arbitration Association, as modified by the provisions of this Section 13. Except as set forth in Section 6 of the Employment Agreement regarding Restrictive Covenants, the parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 13 shall not apply to any injunctions that may be sought with respect to disputes arising out of or relating to Section 6 of the Employment

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Agreement. The parties acknowledge and agree that their obligations under this arbitration agreement survive the expiration or termination of this Agreement and continue after the termination of the employment relationship between Executive and the Company. BY ELECTION OF ARBITRATION AS THE MEANS FOR FINAL SETTLEMENT OF ALL CLAIMS, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO, AND AGREE NOT TO, SUE EACH OTHER IN ANY ACTION IN A FEDERAL, STATE OR LOCAL COURT WITH RESPECT TO SUCH CLAIMS, BUT MAY SEEK TO ENFORCE IN COURT AN ARBITRATION AWARD RENDERED PURSUANT TO THIS AGREEMENT. THE PARTIES SPECIFICALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, AND FURTHER AGREE THAT NO DEMAND, REQUEST OR MOTION WILL BE MADE FOR TRIAL BY JURY.

                  (b) Arbitration Procedure and Arbitrator's Authority. In the arbitration proceeding, each party shall be entitled to engage in any type of discovery permitted by the Federal Rules of Civil Procedure, to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs. In reaching his/her decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement. The arbitrator shall submit with the award a written opinion which shall include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                  (c) Effect of Arbitrator's Decision: Arbitrator's Fees. The decision of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute, to the full extent permitted by law. In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any

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legal, equitable, administrative, or other formal proceeding by Executive in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute. If the arbitrator finds that Executive was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide Executive with any remedy available should the matter have been tried in a court, including equitable and/or legal remedies, compensatory damages and back pay. The arbitrator's fees and expenses and all administrative fees and expenses associated with the filing of the arbitration (the "Fees") shall be borne by the non-prevailing party.

         14. Understanding and Authority. The parties hereto understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

         The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend to agree that it is final and binding on all parties.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first above written.

                                       CLAIRE'S STORES, INC.

                                       By: /s/ Ira D. Kaplan
                                           --------------------------------
                                       Name: Ira D. Kaplan
                                       Title:  Senior Vice President

                                       /s/ Rowland Schaefer
                                       ------------------------------------
                                       Rowland Schaefer

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                                   SCHEDULE A

                                     OPTIONS

Under 1996 Plan (as amended and restated in 2003)

 NUMBER       EXERCISE      DATE OF                             VESTED (AS OF    UNVESTED (AS OF
OF SHARES       PRICE        GRANT        VESTING SCHEDULE       11/30/03)(1)      11/30/03)(1)    EXPIRATION DATE
---------     --------      -------       ----------------      -------------    ---------------   ---------------
300,000       $  17.81      2/16/00    20% each year                180,000           120,000          2/16/20

 25,000          11.89      11/1/02    Fully vested at time          25,000                 0          11/1/12
                                       of grant
 Under 1991 Plan

15,000          17.9167    7/25/96    25% each year                 15,000                 0          7/25/06

(1) Prior to giving effect to this Agreement.